UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with Article II Section 2 of the Registrant’s bylaws, the Registrant’s board of directors adopted a resolution which fixes the number of directors comprising the full board of directors at 18 persons effective April 17, 2007. Previously, the size of the full board of directors had been 19 persons.

At the annual meeting of shareholders held April 17, 2007, holders of more than a majority of the outstanding shares of common stock of the Registrant approved an amendment to the Registrant’s articles of incorporation affecting its preferred stock. The amendment became effective upon filing with the Secretary of State of the State of Georgia on April 17, 2007. The amendment revises Article 5(b) of the Registrant’s articles of incorporation. Previously, Article 5(b) required that any preferred stock issued by the Registrant include certain mandatory or minimum rights, including (i) a liquidation preference, (ii) a requirement that dividends be cumulative, and (iii) a limitation disallowing any cash dividends to be paid on the Registrant’s common stock and disallowing the redemption of shares ranking junior to any preferred stock if any dividends on outstanding preferred stock are in arrears or if the Registrant is in default of any obligation to redeem shares of preferred stock. The amendment has the effect of eliminating these minimum requirements with respect to preferred stock issued in the future. This amendment also affects the terms of two series of preferred stock: 5,000 shares of Perpetual Preferred Stock, Series A issued in September, 2006; and 5,010 shares of Perpetual Preferred Stock, Series B required to be issued in the future pursuant to a hybrid security issued by the Registrant in October, 2006. At the time of issuance of those securities, the Registrant’s articles of incorporation required dividends on these 2 series of preferred stock to be cumulative. By the terms of such series of preferred stock, dividends on these series of preferred stock became non-cumulative upon effectiveness of the amendment. A copy of the Articles of Amendment relating to our preferred stock is filed as Exhibits 3.1 to this Report on Form 8-K and is incorporated herein by reference.

Holders of more than 75% of the outstanding shares of common stock of the Registrant approved an amendment to Article II, Section 2 of the Registrant’s bylaws to amend the bylaws to provide that in future years all directors will be elected each year at the annual meeting of shareholders. Previously, the Registrant’s bylaws required that directors be elected for 3-year terms, and that only one-third of the board be elected at each annual meeting. The amendment requires that the change in director elections be implemented so that incumbent directors, including those elected at the annual meeting of shareholders held on April 17, 2007, will serve their elected terms. Therefore, at the 2008 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2009 annual meeting of shareholders. At the 2009 annual meeting of shareholders, the successors of the directors whose terms expire at that meeting shall be elected for a term expiring at the 2010 annual meeting of shareholders. At each annual meeting of shareholders thereafter, the directors shall be elected for terms expiring at the next annual meeting of shareholders. Thus, beginning with the annual meeting of shareholders in the year 2010, all directors will be elected annually. A copy of our bylaws restated to reflect such amendments is filed as Exhibits 3.2 to this Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

The term of director Thomas M. Garrott expired at the annual meeting of shareholders of the Registrant.

At the close of business on February 27, 2007, the record date for the annual meeting of shareholders held on April 17, 2007, there were 358,080,366 shares of common stock outstanding. The shareholders of the Registrant took the following actions, and cast the following votes, at the Annual Meeting of Shareholders held April 17, 2007:

Elected the following individuals as directors of SunTrust:

Directors	Term	For	Withheld/Abstain
Robert M. Beall, II	2010	291,966,054	12,136,383
Jeffery C. Crowe	2010	292,830,347	11,272,090
J. Hicks Lanier	2010	253,734,312	50,368,125
Larry L. Prince	2010	289,960,223	14,142,214
Frank S. Royal, M.D.	2010	291,538,112	12,564,325
Phail Wynn, Jr.	2010	295,676,554	8,425,883
James M. Wells III	2009	295,092,362	9,010,075

Approved the amendment to Article 5(b) of the Registrant’s articles of incorporation regarding the rights and preferences of preferred stock:

For	Against	Abstain	Broker Non-Votes
285,428,481	14,488,559	4,177,747	7,650

Approved an amendment to the bylaws of the Registrant to provide that directors be elected annually:

For	Against	Abstain	Broker Non-Votes
287,291,298	14,034,477	2,776,662	0

Approved the non-binding shareholder recommendation that directors be elected by majority vote:

For	Against	Abstain	Broker Non-Votes
121,478,582	116,887,523	4,527,892	61,208,440

And ratified the appointment of Ernst & Young LLP as independent auditors of SunTrust for 2007:

For	Against	Abstain	Broker Non-Votes
294,099,572	7,240,021	2,762,844	0

In addition to the directors named above who were elected at the meeting, (a) the terms of the following directors continue until the annual meeting of shareholders in 2008: Thomas C. Farnsworth, Jr., Patricia C. Frist, Blake P. Garrett, Jr., L. Phillip Humann, M. Douglas Ivester, and Karen Hastie Williams; and (b) the terms of the following directors continue until the annual meeting of shareholders in 2009: J. Hyatt Brown, Alston D. Correll , David H. Hughes, E. Neville Isdell, and G. Gilmer Minor, III.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Articles of Amendment to Articles Incorporation of the Registrant, as amended effective April 17, 2007.
3.2	Bylaws of the Registrant, amended and restated as of April 17, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: April 17, 2007.	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President